                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Apertus Technology, Inc.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                    [LOGO]

                            7275 FLYING CLOUD DRIVE
                        EDEN PRAIRIE, MINNESOTA  55344

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 20, 1995


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Apertus Technologies Incorporated (the "Company") will be held on Thursday, July 20, 1995, at 10:00 a.m., Minneapolis time, at the Radisson Hotel South and Plaza Tower, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, for the following purposes:

     1. To elect two directors to serve for three-year terms and one director to serve for a one-year term or until their respective successors are elected and qualified;

     2. To consider and act upon a proposal to approve the Company's 1995 Employee Stock Purchase Plan;

     3. To ratify and approve the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending March 31, 1996; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Company has designated the close of business on June 5, 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record of the Company's Common Stock at the close of business on that date will be entitled to vote.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                    By Order of the Board of Directors

                                    Julie Cummins Brady
                                    Secretary

June 14, 1995

                                    [LOGO]

                            7275 FLYING CLOUD DRIVE
                        EDEN PRAIRIE, MINNESOTA  55344

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 20, 1995


     This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Apertus Technologies Incorporated (the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Thursday, July 20, 1995, at 10:00 a.m., Minneapolis time, at the Radisson Hotel South and Plaza Tower, 7800 Normandale Boulevard, Bloomington, Minnesota 55439, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders with the Company's Annual Report to Shareholders commencing on or about June 14, 1995.


                         VOTING RIGHTS AND PROCEDURES

     Only shareholders of record of the Common Stock of the Company whose names appear of record on the Company's books at the close of business on June 5, 1995 will be entitled to vote at the Annual Meeting. As of that date, a total of 13,535,700 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. If a shareholder returns a proxy withholding authority to vote the proxy with respect to a nominee for director, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee, but shall not be deemed to have been voted for such nominee. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be present and entitled to vote at the Annual Meeting for purposes of calculating the vote with respect to such matter.

     Shares of the Company's Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for approval of the Company's 1995 Employee Stock Purchase Plan and for approval of the appointment of Ernst & Young LLP as the Company's independent auditors. So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting and call for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on these matters. A proxy may be revoked at any time before being exercised by delivery to an officer of the Company of a written notice of termination of the proxy's authority or a duly elected proxy bearing a later date.

                             ELECTION OF DIRECTORS

     The business and affairs of the Company are managed under the direction of its Board of Directors, which is presently comprised of five members. The Board of Directors has voted to increase the size of the Board to six directors as of the date of the Annual Meeting. The Board of Directors is divided into three classes, and the members of each class are elected to serve a three-year term, with the terms of office of each class ending in successive years.

     The term of the Class Three directors expires at the Annual Meeting, and two Class Three directors will be elected at the Annual Meeting to hold office until the 1998 Annual Meeting or until their respective successors are elected and qualified. Clarence W. Spangle and Robert W. Fischer are the incumbent Class Three directors, and Messrs. Spangle and Fischer are being nominated for election at the Annual Meeting. George E. Hubman has been nominated for election as a new Class One director to hold office until the 1996 Annual Meeting or until his successor is elected and qualified. The persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election of Messrs Spangle, Fischer and Hubman. Each of Messrs. Spangle, Fischer and Hubman has indicated a willingness to serve, but in case any of them is not a candidate at the Annual Meeting, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information concerning the incumbent directors and Mr. Hubman is set forth below. The terms of the incumbent Class One and Class Two directors expire at the 1996 and 1997 Annual Meetings, respectively. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director. The Board of Directors recommends a vote FOR the election of Messrs. Spangle, Fischer and Hubman.

Clarence W. Spangle
(Class Three)........... Mr. Spangle, 70 years of age, has been a director of the Company since May 1985. He is self-employed as a management consultant. From February 1980 to January 1985, he was Chairman of the Board and President of Memorex Corporation. Following the acquisition of Memorex Corporation by Burroughs Corporation, he was also Executive Vice President of Burroughs Corporation from January 1982 until January 1985. Mr. Spangle is also a director of Pyramid Technology Inc. and Key Tronic Corporation.

Robert W. Fischer
(Class Three)........... Mr. Fischer, 76 years of age, has been a director of the Company since October 1983. He is President of Robert W. Fischer & Co., Inc., a private financial consulting and investment banking firm, and he is a private investor. Mr. Fischer is also a director of Ringer Corporation and EBP HealthPlans, Inc.

George E. Hubman
(Class One)............. Mr. Hubman, 52 years of age, is a nominee for director.
                         Since 1994, he has been a business consultant and private investor. Mr. Hubman was a founder of Walker Richer and Quinn, Inc. ("WRQ"), a provider of desk top connectivity software, and served as Vice President of Sales and Marketing of WRQ from 1981 to 1994. Prior to the founding of WRQ, Mr. Hubman held various sales positions with IBM, AML International, Hewlett-Packard and Western Data Corporation.

Arch J. McGill
(Class One)............. Mr. McGill, 64 years of age, has been a director of the
                         Company since July 1989. He is President of Chardonnay Inc., a venture capital investment company with which he has been associated since 1985. From 1983 to 1985, Mr. McGill served as Chief Executive Officer of Rothschild Ventures. Mr. McGill has extensive business experience in the telecommunications industry, and from 1973 to 1983, he was employed by AT&T Corp., most recently as President of AIS/American Bell. Mr. McGill is also a director of EBP HealthPlans, Inc., ACT Networks, Inc. and Disc, Inc.

Nicholas J. Covatta, Jr.
(Class Two)............. Mr. Covatta, 48 years of age, has been a director of the Company since February 1982. He has been Chairman of the Board of Atlantis Group, Inc., a private investment company, since August 1986. Mr. Covatta's prior business experience includes executive positions at the General Electric Company, Gulf Oil Corporation and the Boston Consulting Group.

Robert D. Gordon
(Class Two)............. Mr. Gordon, 46 years of age, has been a director of the
                         Company since July 1987. He has been Chairman of the Board and Chief Executive Officer of the Company since April 1990 and President since December 1988. He was first employed by the Company as Senior Vice President in July 1987, and subsequently served as Chief Financial Officer from August 1987 to May 1988, Secretary from January 1988 to September 1988, and Group Vice President, Marketing from April 1988 to December 1988. From April 1984 to July 1987, Mr. Gordon was Executive Vice President of First Bank System, Inc.

     The Board of Directors has an Audit Committee consisting of Messrs. Covatta, Spangle and Fischer, and a Compensation Committee consisting of Messrs. McGill, Covatta, Spangle and Fischer. The Audit Committee's function is to review and make recommendations to the Board of Directors with respect to certain financial and accounting matters. The Audit Committee met one time during the fiscal year ended April 2, 1995. The Compensation Committee's function is to review and make certain determinations with respect to matters concerning the remuneration of employees, officers and directors. The Compensation Committee met once during the 1995 fiscal year. The Board of Directors does not have a standing nominating committee.

     During the 1995 fiscal year, the Board of Directors held five meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees. Each non-employee director receives a $12,000 annual retainer and a $750 fee for each Board of Directors' and committee meeting he attends.

     Under the terms of the Company's 1990 Long Term Incentive Plan (the "1990 Plan"), each incumbent non-employee director automatically receives an option to purchase 5,000 shares of Common Stock at each annual meeting of shareholders.
In addition, each new non-employee director will receive an option to purchase 20,000 shares on the date of such director's initial election to the Board of Directors.

     As consideration for certain consulting services provided to the Company, the Company provides health insurance for Mr. McGill at an annual cost to the Company of approximately $3,500.

                            EXECUTIVE COMPENSATION


REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

                                   OVERVIEW

     The Compensation Committee of the Board of Directors is composed entirely of outside directors and is responsible for developing and approving the Company's executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers of the Company. The Compensation Committee has available to it an outside compensation consultant and access to independent compensation data for other companies. The overall objectives of the Company's executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

     The Company's executive compensation program provides an overall level of compensation opportunity that is competitive with a broad group of computer manufacturing industry companies and a smaller group of software and high tech companies comparable in size to the Company. The broad industry peer group to which the Compensation Committee compares the Company's executive compensation levels is currently a group of computer manufacturing companies for which survey data is obtained from the Company's outside compensation consultant. The other comparative group of companies used by the Compensation Committee in determining executive compensation levels currently consists of software and high tech companies selected by the outside compensation consultant that have annual revenues approximately equal to those of the Company. Because the Compensation Committee does not believe that all of the companies included in the peer group index used in the shareholder return graph included in this Proxy Statement under the caption "Comparative Stock Performance" are comparable to the Company or compete for the same pool of executive talent, the two groups of companies used by the Compensation Committee in setting the Company's executive compensation levels are both different than the group of companies in such peer group index.

     Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by the Company's or an individual executive officer's circumstances.

                    EXECUTIVE OFFICER COMPENSATION PROGRAM

     The components of the Company's compensation program for its executive officers include (a) base salary, (b) performance-based cash bonuses, (c) long-term incentive compensation in the form of stock options and restricted stock awards and (d) participation in a stock acquisition loan assistance program.

Base Salary

     The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. For the 1995 fiscal year, base salaries for the executive officers were intended to be at approximately the 50th percentile of fixed compensation levels for comparable management personnel employed by the two groups of peer companies referred to above. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience and performance, and specific issues particular to the Company. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

Performance Based Bonuses

     Under the Company's bonus plan for executive officers and other key management employees, bonuses are awarded only if the Company achieves or exceeds certain corporate performance objectives relating to total revenues and net income as determined by the Board during the first quarter of each year.
The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers and other key management personnel based on a percentage of the executive's salary ranging from approximately 20% to 65% as established at the beginning of the year. If the base performance criteria are met, each officer is entitled to a base bonus amount equal to that percentage of the officer's base salary. In the event the base performance criteria are exceeded, bonuses may be increased up to two times the base bonus amount depending on the extent to which such base performance criteria are exceeded. During the 1995 fiscal year, the Company had total revenues of $54,626,000 (an increase of 108% from total revenues in the 1994 fiscal year) and net income of $9,839,000 (compared to a net loss of $9,016,000 in the 1994 fiscal year). As a result, the Company exceeded the highest total revenue and net income goals set forth in the bonus plan, and each executive officer received a bonus equal to the maximum amount under the plan.

     For the 1995 fiscal year, bonus payments for the executive officers under the bonus plan, in addition to base salary, were targeted to be in the top quartile of the salary and bonus levels, assuming superior performance, for comparable management personnel employed by the two comparative groups of companies referred to above.

Stock Option and Restricted Stock Program

     Stock options and restricted stock awards are granted to key management employees under the 1990 Plan, which was approved by the Company's shareholders in 1990. The objectives of the 1990 Plan are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant long-term ownership position in the Company's Common Stock.

     The 1990 Plan authorizes the Board or a committee of outside directors to grant stock options, restricted stock and other types of awards to key executives and key employees. To date, the only type of awards granted to executive officers under the 1990 Plan have been stock options and restricted stock. All stock options outstanding were granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and generally become exercisable in installments over a four or five year period.

     Stock options are granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither the profitability of the Company nor the market value of its stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. The Company's policy is to not grant stock options annually, but to review each individual's stock option position, at which point the Compensation Committee may or may not grant additional options in its discretion. The determination of whether or not additional options will be granted is based on a number of factors, including Company performance, individual performance and levels of options granted at the competitive median for the two comparative groups of companies referred to above.

     Historically, the Company has not made restricted stock awards to executive officers but rather has made such awards to other key management personnel. However, one of the executive officers named in the table set forth below under the caption "Summary Compensation Table" received a restricted stock award during the 1995 fiscal year. In addition, two such officers received restricted stock awards prior to the time they became executive officers.

Stock Acquisition Loan Assistance Program

     In order to encourage stock ownership, the Board of Directors of the Company during the 1993 fiscal year approved a stock acquisition loan assistance program (the "Loan Program"). Under the terms of the Loan Program, the Company may make loans to key employees in order to provide them with funds to purchase the Company's Common Stock. In addition, participants are required to buy, with their own funds, equivalent amounts of Common Stock. Each loan bears interest at the rate of 5.0% per annum and is required to be repaid on a date two years after the loan is made. However, if the participant continues to be employed with the Company on such date, the entire amount of the loan is forgiven. As of the end of the 1995 fiscal year, the aggregate amount of loans made under the Loan Program was $90,000, and no executive officer or other employee had received a loan in an amount exceeding $20,000. During the 1995 fiscal year, the Company forgave loans made under the Loan Program to four executive officers in the aggregate amount of $46,500.

Savings and Investment Plan; Benefits

     The Company makes a matching contribution under the Company's Savings and Investment Plan, a Section 401(k) retirement plan. In addition, the Company provides medical and other miscellaneous benefits to executive officers that are generally available to Company employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the 1995 fiscal year.

                     CHIEF EXECUTIVE OFFICER COMPENSATION

Base Salary

     The base salary of the Chief Executive Officer is established by and is subject to adjustment by the Compensation Committee. For the 1995 fiscal year, the Chief Executive Officer's base salary was intended to be at approximately the 50th percentile of the base salaries for chief executive officers of the two comparative groups of companies referred to above. Other factors taken into consideration in the determination of the Chief Executive Officer's base salary include historical compensation practices at the Company and the general experience of the Compensation Committee members in dealing with compensation matters at other high-growth technology companies. In evaluating the performance and setting the base salary of the Chief Executive Officer, the Compensation Committee has taken into account the Company's outstanding financial performance during the 1995 fiscal year. In addition, the Compensation Committee considered Mr. Gordon's role in repositioning the Company for growth and the success of the Systems Strategies, Inc. acquisition completed in the 1994 fiscal year. Mr. Gordon's base salary is $245,000. As a result of such factors, Mr. Gordon received a $15,000 increase in base salary during the 1995 fiscal year.

Performance Based Bonuses

     Mr. Gordon's bonus for the 1995 fiscal year under the 1995 bonus plan was $299,000. Mr. Gordon's base bonus amount for the 1995 fiscal year was 65% of his base salary of $230,000. As a result of its outstanding financial performance in the 1995 fiscal year, the Company exceeded the hightest total revenue and net income goals under the 1995 bonus plan. Accordingly, Mr. Gordon's bonus under the 1995 bonus plan was increased to 130% of his base salary as provided in the 1995 bonus plan.

Stock Option Awards and Loan Program

     During the 1995 fiscal year, the Chief Executive Officer was not granted any options to purchase Common Stock. The Chief Executive Officer has not been granted any restricted stock under the 1990 Plan to date, and did not receive any loans under the Loan Program during the 1995 fiscal year. In 1995, a loan to Mr. Gordon in the amount of $20,000 was forgiven under the Loan Program.

                  TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. However, in 1994, the 1990 Plan was amended to comply with Section 162(m) in order that compensation resulting from stock options and certain other awards under the 1990 Plan will not be counted toward the $1,000,000 limit on deductible compensation under
Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under
Section 162(m).

Nicholas J. Covatta, Jr.
Robert W. Fischer
Arch J. McGill
Clarence W. Spangle

Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers of the Company.

                                                              Long-Term Compensation
                                                Annual               Awards(2)
                                             Compensation     ----------------------
                                          ------------------  Restricted  Securities
                                                                Stock     Underlying     All Other
Name and Principal Position         Year   Salary   Bonus(1)    Awards     Options    Compensation(3)
- ---------------------------         ----  --------  --------  ----------  ----------  ---------------

Robert D. Gordon                    1995  $238,846  $299,000       -0-         -0-          $22,717
  Chairman of the Board,            1994   224,614    38,639       -0-     140,000            2,419
  President and Chief               1993   209,998    63,504       -0-         -0-            2,197
  Executive Officer

Norman Friedman(4)                  1995  $157,000  $173,485       -0-         -0-          $ 1,220
  Vice President,                   1994   154,000    44,465       -0-     100,000              -0-
  Core Technology

Martin G. Hahn(4)(5)                1995  $132,309  $137,000     2,500         -0-          $12,310
  General Manager,                  1994   124,154    12,934       -0-      35,000              -0-
  Internetworking Group

Lizabeth Converse Wilson(4)(5)      1995  $122,885  $122,000       -0-      15,000          $ 7,773
  General Manager,                  1994   103,000    15,307    10,000         -0-            1,269
  Enterprise Systems Group

Leslie N. Yeamans(4)                1995  $166,000  $ 61,320       -0-         -0-          $ 1,687
  Vice President,                   1994   165,948   104,519       -0-     135,000              -0-
  Messaging Products
- ----------------

(1) The bonus amounts are comprised of bonuses paid pursuant to the Company's 1995 bonus plan for executive officers and other key management employees as described under the caption "Report of Compensation Committee on Annual Compensation--Executive Officer Compensation Program--Performance Based Bonuses" above.

(2) Although the 1990 Plan permits awards of restricted stock, stock appreciation rights, performance awards and other stock-based awards, no such awards other than restricted stock awards have been made to date to any of the named executive officers. Other than as set forth above, no restricted stock awards have been made to any of the named executive officers during the last three fiscal years.

(3) Includes loan amounts forgiven by the Company in the 1995 fiscal year pursuant to the Company's Loan Program as follows: $20,000 for Mr. Gordon; $10,000 for Mr. Hahn; and $6,500 for Ms. Wilson. All other compensation reflected in this column represents Company matching contributions under the Company's Savings and Investment Plan.

(4) Mr. Friedman, Mr. Hahn, Ms. Wilson and Mr. Yeamans became executive officers of the Company during the fiscal year ended April 3, 1994.

(5) As of April 2, 1995, Mr. Hahn had aggregate restricted stock award holdings of 10,000 shares ($120,625 determined as of such date) and Ms. Wilson had aggregate restricted stock award holdings of 6,000 shares ($73,375 determined as of such date). If any dividends are paid with respect to the Company's Common Stock, such dividends will be paid on the restricted stock.

STOCK OPTIONS

     The following tables summarize stock option grants and exercises during the Company's fiscal year ended April 2, 1995 to or by the executive officers named in the Summary Compensation Table above, and the value of all options held by such persons at April 2, 1995.

                         OPTION GRANTS IN FISCAL 1995


                                                                                            Potential Realizable
                                                 Individual Grants                            Value at Assumed
                                ---------------------------------------------------------   Annual Rates of Stock
                                             % of Total                                        Price Appreciation
                                Number       Options Granted   Exercise or                      for Option Term
                                of Options   to Employees      Base Price     Expiration    -----------------------
Name                            Granted      in Fiscal 1995    ($/Share)         Date           5%          10%
- ----                            ----------   ---------------   ------------   -----------   ----------   ----------

Robert D. Gordon                   -0-              -               -              -            -            -
Norman Friedman                    -0-              -               -              -            -            -
Martin G. Hahn                     -0-              -               -              -            -            -
Lizabeth Converse Wilson(1)       15,000           27%            $3.00         4/04/04      $28,300      $71,718
Leslie N. Yeamans                  -0-              -               -              -            -            -
- ----------------------

(1) Exercise price equal to the fair market value of the Common Stock on the date of grant as determined in accordance with the 1990 Plan. The stock option was granted on April 7, 1994 under the 1990 Plan, has a 10-year term and vests and becomes exercisable in four cumulative installments of 3,750 shares.

                AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND
                    VALUE OF OPTIONS HELD AT APRIL 2, 1995

                                                              Number of     Value of Unexercised
                                                             Unexercised        In-the-Money
                                                           Options Held at    Options Held at
                                                            April 2, 1995      April 2, 1995
                            Shares Acquired     Value       (Exercisable/      (Exercisable/
Name                          on Exercise    Realized(1)   Unexercisable)    Unexercisable)(1)
- ----                        ---------------  ------------  ---------------  --------------------

Robert D. Gordon                185,000       $1,398,650   83,500/117,500   $781,092/$1,021,718
Norman Friedman                   -0-            -0-        25,000/75,000     $214,063/$642,188
Martin G. Hahn                   2,500        $   22,188    82,500/37,500     $842,657/$213,750
Lizabeth Converse Wilson         1,100        $    4,606    57,650/31,250     $615,844/$310,626
Leslie N. Yeamans               35,000        $  260,312    17,417/82,583     $149,133/$707,117
- --------------------

   (1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or April 2, 1995.

SEVERANCE ARRANGEMENTS

     The Company has a policy under which its current executive officers are entitled to receive severance payments in the event that their employment is involuntarily terminated. Pursuant to this policy, Mr. Gordon would receive twelve months of severance pay and the other executive officers would receive six months.

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Total Return Index for Nasdaq Computer Manufacturing Stocks over the same period (assuming the investment of $100 in each on April 1, 1990, and the reinvestment of all dividends).

                  Apertus     Total Return Index       Total Return Index
                Technologies    for the Nasdaq           for the Nasdaq
     Date       Incorporated     Stock Market     Computer Manufacturing Stocks
- --------------  ------------  ------------------  -----------------------------
April 1, 1990       $100             $100                     $100
March 31, 1991      $138             $114                     $139
March 29, 1992      $112             $146                     $145
March 28, 1993      $292             $167                     $166
April 3, 1994       $185             $180                     $140
April 2, 1995       $792             $201                     $192


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth, as of June 1, 1995, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to the Company's Common Stock beneficially owned by directors of the Company and the nominee for director of the Company, the executive officers of the Company named in the Summary Compensation Table above, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                      Shares Beneficially
                                                             Owned
                                                    ------------------------
          Name                                         Number     Percentage
          ----                                      -----------   ----------

Dimensional Fund Advisors Inc.....................  682,100          5.0
  1299 Ocean Avenue
  Santa Monica, California  90401
Robert D. Gordon..................................  104,700 (1)      1.0
Robert W. Fischer.................................   90,600 (2)       *
Martin G. Hahn....................................   87,500 (3)       *
Arch J. McGill....................................   75,000 (4)       *
Lizabeth Converse Wilson..........................   65,032 (5)       *
Nicholas J. Covatta, Jr...........................   63,000           *
Clarence W. Spangle...............................   36,000 (6)       *
Norman Friedman...................................   25,000 (7)
Leslie N. Yeamans.................................   17,417 (8)       *
George E. Hubman..................................    1,000           *

All directors and executives officers as a group
  (12 persons)....................................  574,749 (9)      4.1
- ----------------------

*   Less than one percent.

(1) Includes 96,000 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(2) Includes (a) 3,000 shares owned by Robert W. Fischer & Co., Inc., and (b) 60,000 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(3) Includes 82,500 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(4) Includes 25,000 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(5) Includes 61,400 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(6) Includes 20,000 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(7) Includes 25,000 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(8) Includes 17,417 shares issuable pursuant to currently exercisable options under the 1990 Plan.

(9) Includes 410,817 shares issuable pursuant to currently exercisable options under the 1990 Plan.


             PROPOSAL TO APPROVE 1995 EMPLOYEE STOCK PURCHASE PLAN

     On May 11, 1995, the Board of Directors adopted, subject to shareholder approval, the Apertus Technologies Incorporated 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to give employees of the Company an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock, and, thus, to develop a stronger incentive to work for the continued success of the Company. The Stock Purchase Plan is intended to qualify under Section 423 of the Code. Employees of the Company may purchase up to an aggregate of 200,000 shares of Common Stock under the Stock Purchase Plan.

     Under the Stock Purchase Plan, an eligible employee (including executive officers of the Company) may purchase shares of Common Stock from the Company through payroll deductions of up to 5% of their base compensation at a price per share equal to 85% of the lesser of the fair market value (based on The Nasdaq Stock Market closing price) of the Company's Common Stock as of the first day or the last day of each six-month offering period under the Stock Purchase Plan. The offering periods will commence on the business day closest to January 1 and July 1 of each year and end on the business day closest to June 30 and December 31 of each year, except that the first offering period will commence on August 1, 1995 and end on the last business day in December 1995.

     The Stock Purchase Plan is administered by the Company's Compensation Committee. All questions of interpretation of the Stock Purchase Plan will be determined by the Compensation Committee. Any employee who is customarily employed for at least 20 hours per week by the Company, and who does not own 5% or more of the Company's outstanding Common Stock, is eligible to participate in the Stock Purchase Plan.

     The maximum number of shares that a participant may purchase on the last day of any offering period is determined by dividing the participant's payroll deductions accumulated during the offering period by the purchase price. However, no person may purchase shares of Common Stock under the Stock Purchase Plan or any other employee stock purchase plan of the Company to the extent that purchases pursuant to such employee stock purchase plans accrue a right to purchase shares at a rate that exceeds $25,000 worth of Common Stock (determined based on fair market value of the shares on the first day of the offering period) for any calendar year, and no more than 2,000 shares may be purchased under the Stock Purchase Plan by any participant during any purchase period. Shares to be purchased by employees under the Stock Purchase Plan may be either newly issued shares of Common Stock or shares purchased by the Company in the open market.

     Payroll deductions under the Stock Purchase Plan will be reportable by a participant as a part of the participant's income for the year in which such amounts would otherwise have been paid. The participant will not have any additional taxable income at the time shares of Common Stock are purchased under the Stock Purchase Plan, even though the purchase will be made for less than fair market value. A participant may have taxable income in the year in which a sale or other disposition of the purchased shares is made, depending upon the circumstances. Generally, there will be no tax consequences to the Company in connection with the sale of shares under the Stock Purchase Plan, except that the Company may be entitled to a tax deduction in the case of a participant's disposition of shares acquired under the Stock Purchase Plan before the applicable holding period for tax purposes has been satisfied.

     The affirmative vote of a majority of the shares of Common Stock represented at the meeting is required for the approval of the Stock Purchase Plan. The Board of Directors recommends a vote FOR the approval of the Stock Purchase Plan.



                      APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP as independent auditors for the Company for the fiscal year ending March 31, 1996. A proposal to ratify the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

     The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

                            SOLICITATION OF PROXIES

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person.

                     PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the 1996 Annual Meeting must be received at the Company's executive offices, 7275 Flying Cloud Drive, Eden Prairie, Minnesota 55344 not later than February 16, 1996.

                       APERTUS TECHNOLOGIES INCORPORATED

               DIRECTIONS TO 1995 ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD AT
                           RADISSON HOTEL SOUTH AND
                                  PLAZA TOWER
                           7800 NORMANDALE BOULEVARD
                         BLOOMINGTON, MINNESOTA 55439
                                (612) 835-7800


 .    Normandale Boulevard (Highway 100) runs north and south and intersects with major highways:  494 and 62 (Crosstown).

 .    From Normandale Boulevard (Highway 100) exit to 77th Street (Industrial
     Boulevard) and go west.

 .    77th Street (Industrial Boulevard) intersects with Service Road.  Turn left on Service Road and proceed to Radisson Hotel South and Plaza Tower.

- --------------------------------------------------------------------------------
                           APERTUS TECHNOLOGIES INCORPORATED
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned, having duly received the Notice of Annual Meeting of
P Shareholders and Proxy Statement dated June 14, 1995, revoking all prior proxies, hereby appoints Robert D. Gordon and Julie Cummins Brady, and each
R of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of
O   Apertus Technologies Incorporated (the "Company") to be held on July 20,
    1995, and at all adjournments thereof, as specified below on each matter
X referred to, and, in their discretion, upon any other matters which may be brought before the meeting.
Y   1. ELECTION OF CLARENCE W. SPANGLE AND ROBERT W. FISCHER AS CLASS THREE
       DIRECTORS AND GEORGE E. HUBMAN AS A CLASS ONE DIRECTOR FOR THE TERMS DESCRIBEDIN THE PROXY STATEMENT.
            [_] VOTE FOR all nominees listed above
                (except as marked to the contrary below).
            [_] WITHHOLD AUTHORITY to vote for all
                nominees listed above.
    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    ----------------------------------------------------------------------------
    2. APPROVAL OF THE COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED
       IN THE PROXY STATEMENT.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
    3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1996.
                    [_] FOR     [_] AGAINST     [_] ABSTAIN
    4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
              (continued and to be dated and signed on other side)
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1, FOR ITEM 2, FOR ITEM 3 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

    Please sign exactly as name appears below. When   When signing as attorney,
    shares are held by joint tenants, both must       executor, administrator,
    sign.                                             trustee or guardian,
                                                      please give full title as
    ------------------------------------------------  such. If a corporation, please have signed in
                                                      full corporate name by
                                                      President or other
                                                      authorized officer. If a
                                                      partnership, name by
                                                      authorized person.


                                                      --------------------------
                                                               Signature

                                                      --------------------------
                                                      Signature if held jointly

                                                      Date:______________ , 1995

                                                      PLEASE MARK, SIGN, DATE
                                                      AND RETURN THIS PROXY CARD
                                                      PROMPTLY USING THE
                                                      ENCLOSED ENVELOPE.
- --------------------------------------------------------------------------------

                       APERTUS TECHNOLOGIES INCORPORATED
                       1995 EMPLOYEE STOCK PURCHASE PLAN



                           ARTICLE I.  INTRODUCTION

          Section 1.01 Purpose. The purpose of the Apertus Technologies Incorporated 1995 Employee Stock Purchase Plan (the "Plan") is to provide employees of Apertus Technologies Incorporated, a Minnesota corporation (the "Company"), and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock, par value $.05 per share, and, thus, to develop a stronger incentive to work for the continued success of the Company.

          Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

          Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

          (a) "Acceleration Date" means the earlier of the date of stockholder approval or approval by the Company's Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or
     (iii) any plan of liquidation or dissolution of the Company.

          (b   "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

          (c) "Committee" means the committee described in Section 10.01.

          (d) "Company" means Apertus Technologies Incorporated, a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

          (e) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

          (f) "Fair Market Value" as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, (ii) the last sale price if the Common Stock is then quoted on the Nasdaq Stock Market National Market System, or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on Nasdaq Stock Market on the date as of which the fair market value is being determined. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.

          (g) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

          (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

          (i) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week.

          (j) "Plan" means the Apertus Technologies Incorporated 1995 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

          (k) "Purchase Period" means the approximate 6-month periods beginning on (i) the first business day in January and ending on the last business day in June and (ii) the first business day in July and ending on the last business day in December of each year; provided, however, that (a) the initial Purchase Period will commence on August 1, 1995, and will terminate on December 29, 1995, and (b) that any then current Purchase Period will end upon the occurrence of an Acceleration Date.

          (l) "Common Stock" means the Company's Common Stock, $.05 par value, as such Common Stock may be adjusted for changes in the Common Stock or the Company as contemplated by Article XI herein.

          (m) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

                  ARTICLE II.  ELIGIBILITY AND PARTICIPATION

          Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

          Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

          Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

          Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                       ARTICLE III.  PAYROLL DEDUCTIONS
                          AND STOCK PURCHASE ACCOUNT

          Section 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any multiple of 1% but not less than 1% or more than 5% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose.

          Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

          Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

          Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

          Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                     ARTICLE IV.  RIGHT TO PURCHASE SHARES

          Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (a) no more than 2,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

          Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                         ARTICLE V.  EXERCISE OF RIGHT

          Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.

          Section 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 30 days after the end of that Purchase Period.

          Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

               ARTICLE VI.  WITHDRAWAL FROM PLAN; SALE OF STOCK

          Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

          Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such

Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide.
Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

          Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided, however, that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Permanent Full-Time Employee.

                       ARTICLE VII.  NONTRANSFERABILITY

          Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

          Section 7.02 Nontransferable Account. Except as provided in Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

          Section 7.03 Nontransferable Shares. Except as the Committee shall otherwise permit, during the one-year period following the purchase of each share of Common Stock by a Participant pursuant to Section 5.01 hereof, the Company shall hold the Common Stock certificate representing such share or shares issued in the name of such Participant (or as otherwise directed by the Participant pursuant to Section 8.04 hereof), such share or shares may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect. Thereafter, such Stock certificate shall be delivered in accordance with Section 8.01 thereof.

                       ARTICLE VIII.  STOCK CERTIFICATES

          Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Common Stock purchased on the last business day of such Purchase Period.

          Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a

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reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

          Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

          Section 8.04 Form of Ownership. The certificates representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

        ARTICLE IX.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

          Section 9.01 Effective Date. The Plan was approved by the Board of Directors on May 11, 1995 and shall be approved by the stockholders of the Company at their 1995 Annual Meeting to be held in July 1995. In the event that the Plan is not so approved by the stockholders of the Company, it shall be immediately terminated.

          Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on the date set forth herein. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with
Section 1.03(k).

          Section 9.03  Powers of Board.   The Board of Directors may amend or
discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without stockholder approval be made that: (i) absent such stockholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires stockholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, or (iii) permit the issuance of Common Stock before payment therefor in full.

          Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.03 have been sold.

                          ARTICLE X.  ADMINISTRATION

          Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be

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"disinterested persons" with respect to the Plan within the meaning of Rule 16b-
3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

          Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

          Section 10.03 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 200,000 shares.

          Section 10.04 Notices. Notices to the Committee should be addressed as follows:

                         Apertus Technologies Incorporated
                         7275 Flying Cloud Drive
                         Eden Prairie, Minnesota  55344
                         Attn:  Chief Financial Officer

            ARTICLE XI.  ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

          Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

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          Section 11.02  Merger or Consolidation.  If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                         ARTICLE XII.  APPLICABLE LAW

          Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

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